CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 88 to the Registration Statement (Form N-1A, No. 002-88566) of our reports dated February 11, 2020, on the financial statements and financial highlights of International Equity Portfolio, Mid Cap Growth Portfolio, Mid Cap Intrinsic Value Portfolio, Short Duration Bond Portfolio and Sustainable Equity Portfolio included in the December 31, 2019 Annual Reports to Shareholders of Neuberger Berman Advisers Management Trust.

/s/ Ernst & Young LLP

Boston, Massachusetts
April 20, 2020

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 88 to the Registration Statement (Form N-1A, No. 002-88566) of our report dated February 18, 2020, on the financial statements and financial highlights of U.S. Equity Index PutWrite Strategy Portfolio included in the December 31, 2019 Annual Report to Shareholders of Neuberger Berman Advisers Management Trust.

/s/ Ernst & Young LLP

Boston, Massachusetts
April 20, 2020